Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 10, 2009 except Note 2 which is dated October 22, 2009, with respect to the consolidated financial statements of U.S. Geothermal, Inc. for the years ending March 31, 2009, 2008 and 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ BehlerMick PS
BehlerMick PS
Spokane, Washington
March 26, 2010